                                                             EXHIBIT NUMBER (21)
                                                             TO 1994 FORM 10-K


                    NORTHERN TRUST CORPORATION SUBSIDIARIES
                              AS OF MARCH 1, 1995

                                                        Percent     State of
                                                         Owned    Incorporation
                                                        -------   -------------
The Northern Trust Company                               100%     Illinois
 NorLease, Inc.                                          100%     Delaware
 MFC Company, Inc.                                       100%     Delaware
 NTB Merchant Services, Inc.                             100%     Illinois
 The Northern Trust Company, Canada                      100%     Ontario, Canada
 Nortrust Nominees Ltd.                                  100%     London
 The Northern Trust Company U.K. Pension Plan Limited    100%     London
 The Northern Trust International Banking Corporation    100%     Edge Act
   Northern International Finance (Hong Kong) Ltd.       100%     Hong Kong
   Northern Global Financial Services Ltd.               100%     Hong Kong

Norsub Corporation                                       100%     Delaware
 Northern Trust Bank/O'Hare N.A.                         100%     National Bank

Northern Trust Bank/DuPage                               100%     Illinois

First Lake Forest Corporation                            100%     Delaware
 Northern Trust Bank/Lake Forest N.A.                    100%     National Bank

Northern Trust of Florida Corporation                    100%     Florida
 Northern Trust Cayman International, Ltd.               100%     Cayman Islands, BWI
 Northern Trust Bank of Florida N.A.                     100%     National Bank
  Realnor Properties, Inc.                               100%     Florida
  Realnor Special Properties, Inc.                       100%     Florida
  Realnor 1177, Inc.                                     100%     Florida
  Realnor Hallandale, Inc.                               100%     Florida

Northern of Arizona Holding Corporation                  100%     Arizona
 Northern Trust Bank of Arizona N.A.                     100%     National Bank

Northern Trust of California Corporation                 100%     Delaware
 Northern Trust Bank of California N.A.                  100%     National Bank
 Berry, Hartell, Evers & Osborne, Inc.                   100%     Delaware

Northern Trust Bank of Texas N.A.                        100%     National Bank

Fiduciary Services Inc.                                  100%     Texas

Northern Futures Corporation                             100%     Delaware

                    NORTHERN TRUST CORPORATION SUBSIDIARIES
                              AS OF MARCH 1, 1995
                                  (continued)

                                                 Percent       State of
                                                  Owned      Incorporation
                                                 -------     -------------

Northern Investment Corporation                  100%        Delaware

Northern Investment Management Company           100%        Delaware

Northern Trust Securities, Inc.                  100%        Delaware

Northern Trust Services, Inc.                    100%        Illinois

Nortrust Realty Management, Inc.                 100%        Illinois

The Northern Trust Company of New York           100%        New York

Hazlehurst & Associates, Inc.                    100%        Delaware